SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2007

MOD-PAC CORP.
(Exact name of registrant as specified in its charter)

New York	0-50063	16-0957153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 Elmwood Avenue, Buffalo, New York	14207
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (716)873-0640

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material definitive Agreement.

The disclosure set forth in Item 2.03 below is incorporated in this Item 1.01 by reference

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 8, 2007, MOD-PAC CORP. (the “Company”) replaced its existing demand, discretionary line of credit provided by HSBC Bank USA, National Association with a new credit facility by entering into a Loan Agreement, dated as of March 8, 2007 (the “Loan Agreement”) between the Company, as borrower, and KeyBank National Association , as lender (the “Lender”). Pursuant to the Loan Agreement, which matures on March 8, 2010, the Company’s borrowing maximum availability was increased from $6,000,000 million to $8,000,000 million, but cannot exceed the receivables, inventory and equipment “Borrowing Base,” defined in the Loan Agreement. At the option of the Company, the outstanding loans under the Loan Agreement bear interest at a per annum rate of (i) LIBOR plus 1.0% or (ii) the prime rate. In addition, the Company is required to pay a commitment fee of .30% per annum on the unused portion of the maximum $8,000,000 borrowing limit under the Loan Agreement. The Company may allocate up to $1.5 million of its availability under the Loan Agreement for the issuance of letters of credit. If an event of default as defined in the Loan Agreement (each an “Event of Default”) occurs, the Lender has the option to declare all unpaid principal and any other amounts then due under the Loan Agreement immediately due and payable . Events of Default include, among others, the voluntary or involuntary bankruptcy of the Company, the failure to make payments as they become due or the failure to meet the financial covenant tests set forth in the Loan Agreement. A copy of the Loan Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

On March 9, 2007 the Company issued a press release announcing the closing of the Loan Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2007, the Company entered into Indemnification Agreements with Philip C. Rechin, its Vice President - Sales, and Larry N. Kessler, its Vice President - Operations. The indemnification agreements provide that the officer or director will be indemnified for expenses, investigative costs and judgments arising from certain threatened, pending or completed legal proceedings. A copy of the Indemnification Agreements are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Loan Agreement dated as of March 8, 2007 among MOD-PAC CORP., as Borrower and KeyBank, National Association, as Lender

10.2	Indemnification Agreement, dated March 7, 2007, between MOD-PAC CORP. and Philip C. Rechin.

10.3	Indemnification Agreement, dated March 7, 2007, between MOD-PAC CORP. and Larry N. Kessler.

99.1	Press release dated March 9, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOD-PAC CORP.

Dated: March 9, 2007	By:	/s/ DANIEL G. KEANE
Daniel G. Keane President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Loan Agreement dated as of March 8, 2007 among MOD-PAC CORP. and KeyBank, National Association, as lender.

10.2	Indemnification Agreement, dated March 7, 2007, between MOD-PAC CORP. and Philip C. Rechin.

10.3	Indemnification Agreement, dated March 7, 2007, between MOD-PAC CORP. and Larry N. Kessler.

99.1	Press release dated March 9, 2007